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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68987) pertaining to the CONSOL Energy Equity Incentive Plan of CONSOL Energy Inc. of our report dated February 15, 1999 (except Note 23, as to which the date is February 26, 1999), with respect to the consolidated financial statements of CONSOL Energy Inc. included in the Registration Statement on Form S-1 dated April 29, 1999 and the related Prospectus.


                                              /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
September 22, 1999